AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH ,
                                      2005

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                              TRUST LICENSING, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   06-1238435
 ---------------------------------                   ---------------
 (State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                     Identification Number)



950 South Pine Island Road, Suite A150-1094, Plantation, Florida    33324
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(Address of Principal Executive Offices)                          (Zip Code)

                              TRUST LICENSING, INC.
                              EQUITY INCENTIVE PLAN
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                              (Full Title of Plan)

             Jeffrey W. Sass, President and Chief Executive Officer,
     950 South Pine Island Road, Suite A150-1094, Plantation, Florida 33324
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                     (Name and address of agent for service)

                                 (954) 727-8218
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          (Telephone number, including area code, of agent for service)






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                       -----------------------------------
                                   COPIES TO:
                               David W. Sass, Esq.
                             McLaughlin & Stern, LLP
                         260 Madison Avenue, 18th Floor
                            New York, New York 10016
               Telephone: (212) 448-1100 Facsimile: (212) 448-0066
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Title of                 Amount to be            Proposed                Proposed                  Amount of
securities to be         registered (1)          maximum                 maximum                   registration fee
registered                                       offering price          aggregate
                                                 per unit (2)            offering price (2)
Common Stock             50,000,000
                         shares                  $.06/share              $3,000,000                $353.10



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price per Share is based on the average of the high and low prices reported by the OTCBB System as of March 14, 2005 which is within five (5) business days prior to the date of this registration statement.


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                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan information.*

Item 2. Registrant information and employee plan annual information.*

* The information required by Items 1and 2 of Form S-8 is not filed as a part of this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 (b)(1) under the Securities Act of 1933, as amended ("Securities Act").

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's latest annual report on Form 10-KSB filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

        (c) The class of securities to be offered pursuant to the Company's Equity Incentive Plan is the Registrant's Common Stock par value $0.0001 per share, registered under Form 8-A of Section 12 of the Exchange Act.

Item 4. Description of Securities.         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The Registrant has retained McLaughlin & Stern, LLP as its legal counsel and Salberg & Company, PA as its Certified Public Accountants.

Item 6.  Indemnification of Directors and Officers.

Paragraph 10 of the Registrant's Amended and Restated Articles of Incorporation provides indemnity for its Director and Officers as follows:

         "10. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (except as provided in Section 10(f)) whether civil, criminal or administrative, (a "Proceeding"), or is contacted by


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any governmental or regulatory body in connection with any investigation or inquiry (an "Investigation"), by reason of the fact that he or she is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of 1934) of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "Indemnitee"), whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that such Advancement of Expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (an "Undertaking").

         (b) If a claim under Section 10(a) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its board of

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directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise shall be on the Company.

         (c) The rights to indemnification and to the Advancement of Expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise againstany expense, liability or loss, whether or not the Company would have the power to indemnify such person againstsuch expense, liability or loss under the Delaware General Corporation Law.

         (e) The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the Company.

         (f) Notwithstanding the indemnification provided for by this Section 10, the Company's bylaws, or any written agreement, such indemnity shall not include any expenses, liabilities or losses incurred by such Indemnitees relating to or arising from any Proceeding in which the Company asserts a direct claim (as opposed to a stockholders' derivative action) against the Indemnitees, whether such claim by the Company is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise."

Item 7.  Exemption from Registration Claimed.        Not applicable.


Item 8.  Exhibits.

3A. Articles of Incorporation *

3B. Amendment of Articles of Incorporation of Trust Licensing, Inc. (formerly New Mountaintop Corporation incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 5.

3C. Amended Certificate of Incorporation o Trust Licensing, Inc.*

3D. By-Laws* 4. Form of Stock Certificate * 5.1 Opinion of McLaughlin & Stern, LLP.

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10.1  Agreement  and Plan of Merger  Among New  Mountaintop  Corporation,  Trust
Licensing, Inc. and Trust Licensing, LLC dated August 24, 2004 incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 1

10.2 Employment Agreement with Leigh M. Rothschild incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 2.

10.3 Employment Agreement with Jeffrey W. Sass incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 3.

10.4 Employment Agreement with Michael R. Moore incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 4.

10.5  Amendment  of  the  Certificate  of   Incorporation   of  New  Mountaintop
Corporation incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 6.

10.6 Consulting Agreement with Mark Golden incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 7.

10.7 Promissory Note - Line of Credit incorporated herein by reference filed as an Exhibit to Registrant's Form 8-K filed March 2005.

10.8 Security Agreement incorporated herein by reference filed as an Exhibit to Registrant's Form 8-K filed March 2005.

23.1 Consent of Salberg & Company, PA, independent  certified public accountants

23.2 Consent of McLaughlin & Stern, LLP. (included in Exhibit 5.1)

24.1 Power of Attorney (contained on page 9 herein)

* Incorporated by reference to Registrant's Form 10-KSB for the year ended December 31, 2004.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information

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in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities and Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent of given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (h) Section 10 of the Registrant's Amended and Restated Articles of Incorporation provide

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the terms for Registant's indemnity to its directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Michael R. Moore to be his true and lawful attorney-in-fact and agent, with full powers of substitution and re- substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


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                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on March 17, 2005.

TRUST LICENSING, INC.

By:     /s/Leigh M. Rothschild
Name: Leigh M. Rothschild
Title: Chairman and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:     /s/Jeffrey W. Sass
Name: Jeffrey W. Sass
Title: Chief Executive Officer

By:     /s/Jay Howard Linn
Name: Jay Howard Linn
Title: Acting Chief Financial Officer

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, Florida, on March 17, 2005.

TRUST LICENSING, INC. EQUITY INCENTIVE PLAN

By:     /s/Leigh M. Rothschild
Name: Leigh M. Rothschild
Title: Chairman and Sole Director



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                                  EXHIBIT INDEX


EXHIBIT NO.                                 DESCRIPTION


3A. Articles of Incorporation *

3B. Amendment of Articles of Incorporation of Trust Licensing, Inc. (formerly New Mountaintop Corporation incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 5.

3C. Amended Certificate of Incorporation o Trust Licensing, Inc.*

3D. By-Laws* 4. Form of Stock Certificate * 5.1 Opinion of McLaughlin & Stern, LLP.

10.1 Agreement and Plan of Merger Among New Mountaintop Corporation, Trust Licensing, Inc. and Trust Licensing, LLC dated August 24, 2004 incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 1

10.2 Employment Agreement with Leigh M. Rothschild incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 2.

10.3 Employment Agreement with Jeffrey W. Sass incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 3.

10.4 Employment Agreement with Michael R. Moore incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 4.

10.5  Amendment  of  the  Certificate  of   Incorporation   of  New  Mountaintop
Corporation incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 6.

10.6 Consulting Agreement with Mark Golden incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 7.

10.7 Promissory Note - Line of Credit incorporated herein by reference filed as an Exhibit to Registrant's Form 8-K filed March 2005.

10.8 Security Agreement incorporated herein by reference filed as an Exhibit to Registrant's Form 8-K filed March 2005.

23.1 Consent of Salberg & Company, PA, independent certified public accountants

23.2 Consent of McLaughlin & Stern, LLP. (included in Exhibit 5.1)

24.1 Power of Attorney (contained on page 9 herein)

* Incorporated by reference to Registrant's Form 10-KSB for the year ended December 31, 2004.



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